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                                                                  EXHIBIT 10.2

                          1998 IMS HEALTH INCORPORATED
               NON-EMPLOYEE DIRECTORS' DEFERRED COMPENSATION PLAN
                 AS AMENDED AND RESTATED THROUGH AUGUST 1, 2002


1.  PURPOSE OF THE PLAN

      The purpose of the Plan is to enhance the Company's ability to attract and retain talented individuals to serve as members of the Board and to promote a greater alignment of interests between non-employee directors and the shareholders of the Company.

2.  DEFINITIONS

      The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

      (a) Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

      (b) Annual Deferral Amount: As such term is defined in Section 5(a) of the Plan.

      (c) Award: A Deferred Share Unit, Stock Option or Deferred Cash granted pursuant to the Plan.

      (d) Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

      (e)  Board: The Board of Directors of the Company.

      (f)  Change in Control: The occurrence of any of the following events:

      (i) any Person (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities;

      (ii) during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(f)(i), (iii) or (iv) of the Plan, (B) a director nominated by any Person (including the Company) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (C) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's securities) whose election by the Board or nomination for election by the Company's stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

      (iii) the stockholders of the Company approve any transaction or series of transactions under which the Company is merged or consolidated with any other company, other than a merger or consolidation (A) which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than

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            66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and (B) after which no Person holds 20% or more of the combined voting power of the then-outstanding securities of the Company or such surviving entity; or

      (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      (g) Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

      (h)  Cognizant: Cognizant Corporation, a Delaware corporation.

      (i)  Committee: The Compensation and Benefits Committee of the Board.

      (j)  Company: IMS Health Incorporated, a Delaware corporation.

      (k) Deferred Cash: A bookkeeping entry credited in accordance with an election made by a Participant pursuant to Section 5 of the Plan.

      (l) Deferred Share Unit: A bookkeeping entry, equivalent in value to one Share, credited in accordance with an election made by a Participant pursuant to Section 5 of the Plan.

      (m) Determination Date: As such term is defined in Section 6 of the Plan.

      (n) Effective Date: The date on which the Plan takes effect, as defined pursuant to Section 13 of the Plan.

      (o) Election Date: The date on which a Participant files an election with the Secretary of the Company pursuant to Section 5 of the Plan.

      (p) Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

      (q) First Trading Date: The first date on which the Shares are traded regular way on the principal national securities exchange on which such Shares are listed or admitted to trading.

      (r) Participant: Any director of the Company who is not an employee of the Company or any Subsidiary of the Company (i) as of any Election Date and (ii) during any years of service covered by the election made on such Election Date.

      (s) Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

      (t) Plan: The 1998 IMS Health Incorporated Non-Employee Directors' Deferred Compensation

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Plan, as amended and restated.

      (u) Plan Interest Rate: The rate of interest per annum, as determined from time to time by the Company's Chief Financial Officer, in effect and applicable to Deferred Cash for a given year or other period specified by the Chief Financial Officer. The Chief Financial Officer will base the Plan Interest Rate upon the prime interest rate(s) then generally in effect, or upon such other prevailing interest rates or other factors deemed relevant by the Chief Financial Officer in his or her sole discretion, and will announce the Plan Interest Rate in advance of the period in which it will be in effect.

      (v) Shares: Shares of common stock, par value $0.01 per Share, of the Company.

      (w) Spinoff Date: The date on which the Shares that are owned by Cognizant are distributed to the holders of record of shares of Cognizant.

      (x) Stock Option: A non-qualified stock option granted in accordance with an election made by a Participant pursuant to Section 5 of the Plan.

      (y) Stock Option Value: The value assigned to a Stock Option to purchase one share, for purposes of determining the number of Shares to be subject to a Stock Option granted in lieu of payment of an Annual Deferral Amount (or specified portion thereof) under Section 5(c). The Stock Option Value shall be determined from time to time by the Committee, based on a reasonable valuation methodology selected by the Committee, and shall remain in effect until changed by the Committee. Initially and until changed by the Committee, the Stock Option Value shall be deemed to be one-third of the Fair market Value of one Share on the date the Stock Option is granted.

      (z) Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

3.  ADMINISTRATION

      The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two "non-employee directors" within the meaning of Rule 16b-3 under the Act (or any successor rule thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The foregoing notwithstanding, the Board may exercise any power or perform any function of the Committee, in which case any applicable reference to "Committee" herein shall be deemed to refer to the Board.

4.  ELIGIBILITY

      All Participants shall be eligible to participate under this Plan.

5.  VOLUNTARY DEFERRAL OF CASH COMPENSATION

      A Participant may voluntarily elect to defer his or her cash compensation (including, but not limited to, annual retainer, board meeting fees, committee meeting fees and committee chairman fees) in the following manner:

      (a) METHOD OF ELECTION. In order to make a voluntary election pursuant to the Plan, the Participant must complete and deliver to the Secretary of the Company a written election, not later than 30 days after the date on which he or she commences service as a director of the Company or, in

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subsequent years, not later than the anniversary of the normal commencement date for such director's term (or such other deadline as may be specified by the Company, provided that such deadline shall be established so as to ensure effective tax deferral by the Participant), designating (i) the portion of his or her cash compensation for a year of service as a director that is to be deferred (the "Annual Deferral Amount") and (ii) the portion of the Annual Deferral Amount that is to be deferred into (A) Deferred Share Units and/or
(B) Stock Options and/or (C) Deferred Cash. Such an election shall only be effective with respect to (i) the annual retainer and (ii) any other fees earned after the date of the election. Such election shall remain effective for all future years of service unless the Participant makes a new valid election in a subsequent year.

      (b) DEFERRED SHARE UNITS. If a Participant elects to defer his or her Annual Deferral Amount into Deferred Share Units, such Participant will have Deferred Share Units credited (as of each date on which his or her cash compensation would otherwise have been paid) to a Deferred Share Unit account maintained for him or her on the books of the Company. The number of Deferred Share Units (including fractional Deferred Share Units) to be credited shall be determined by dividing (i) the amount of cash compensation to be deferred into Deferred Share Units by (ii) the Fair Market Value of one Share on the date credited. Deferred Share Units, during such period as they are outstanding, shall be credited with dividend equivalents based on dividends paid on Shares. Dividend equivalents resulting from dividend payments prior to August 1, 2002 shall be converted into additional Deferred Share Units based on the Fair Market Value of Shares on the date credited. From and after August 1, 2002, dividend equivalents relating to cash dividends paid prior to settlement of a Deferred Share Unit shall be calculated at the time of such settlement and credited and paid in cash at settlement, without interest; provided, however, that non-cash dividends and large, special and non-recurring cash dividends will be governed by Section 9 of the Plan. Notwithstanding anything to the contrary in this
Section 5(b), the Fair Market Value of one Share on any date prior to the First Trading Date shall be the Fair Market Value of one Share on the First Trading Date.

      (c) STOCK OPTIONS. If a Participant elects to defer his or her Annual Deferral Amount into Stock Options, such Participant will receive a grant of a Stock Option as of each date on which his or her cash compensation would otherwise have been paid. The number of Shares purchasable under the Option (rounded to the nearest whole Share) will be determined by dividing (i) the amount of cash compensation to be deferred into Stock Options by (ii) the Stock Option Value then in effect. The Stock Option (i) will have an exercise price per Share equal to 100% of the Fair Market Value of a Share at the date of grant, (ii) will have a stated expiration date of seven years after the date of grant, (iii) will be non-forfeitable, and (iv) will become exercisable on the first anniversary of the date of grant. The foregoing notwithstanding, the Stock Option will become exercisable immediately prior to a Change in Control or in the event of the termination of the Participant's service as a director due to death or disability.

      (d) DEFERRED CASH. If a Participant makes a voluntary election to defer his or her Annual Deferral Amount into Deferred Cash, such Participant will have Deferred Cash credited, as of each date on which his or her cash compensation would otherwise have been paid, to a Deferred Cash account maintained for him or her on the books of the Company. The amount of Deferred Cash to be credited shall equal the amount of cash compensation to be deferred into Deferred Cash. A Participant's account shall be credited with additional Deferred Cash equal to the amount of notional interest earned on the account, assuming that such interest is earned at the Plan Interest Rate and compounded on an annual basis.

6.  TERMINATION OF BOARD SERVICE

      No later than the first business day of the calendar year immediately following the date on which a Participant terminates service with the Company (the "Determination Date"), the Participant shall receive (a) a lump sum payment in Shares equal in number to the Deferred Share Units credited to the Participant's Deferred Share Unit account (provided, however, that any fractional Shares shall be paid in cash based on the Fair Market Value of a Share as of the Determination Date) and (b) a lump sum payment in cash equal to the Deferred Cash credited to the Participant's Deferred Cash account.

7.  NONTRANSFERABILITY OF AWARDS AND RIGHTS UNDER THE PLAN

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      Awards and related rights under the Plan shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, Awards shall be payable only to or exercisable only by such Participant. Deferred Share Units and Deferred Cash payable after the death of a Participant may be paid to the legatees, personal representatives or distributees of the Participant, and a Stock Option may be transferred to and thereafter exercised by the legatees, personal representatives or distributees of the Participant after the Participant's death. The foregoing notwithstanding, the Committee may permit a transfer of Stock Options in connection with the Participant's estate planning, subject to such terms and conditions as the Committee may specify.

8.  UNFUNDED PLAN

      Unless otherwise determined by the Committee, the Plan shall be unfunded. To the extent any individual holds any rights by virtue of an Award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

9.  ADJUSTMENTS UPON CERTAIN EVENTS

      Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to Awards.

      (a) GENERALLY. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to any Deferred Share Units or Stock Options granted under the Plan.

      (b) CHANGE IN CONTROL. In the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Awards (including, without limitation, (i) the acceleration of Awards (not otherwise vested or exercisable upon the Change in Control), (ii) the payment of a cash amount in exchange for the cancellation of Awards and/or (iii) the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder) as of the date of the consummation of the Change in Control.

10.  SUCCESSORS AND ASSIGNS

      The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

11.  AMENDMENTS OR TERMINATION

      The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any Participant under any Awards theretofore granted without such Participant's consent.

12.  CHOICE OF LAW

      The Plan shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York.

13.  EFFECTIVENESS OF THE PLAN

      The Plan shall be effective as of the Spinoff Date.